Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-172771, File No. 333-195264, File No. 333-207172, File No. 333-212391, File No. 333-226689, File No. 333-232267, File No. 333-239275, File No. 333-257971, and File No. 333-272380) and Form S-3 (File No. 333-276515, File No. 333-252229, and File No. 333-226686) of Gevo, Inc., of our report dated January 14, 2025 relating to the financial statements of Red Trail Energy, LLC, which is incorporated by reference in this Current Report on Form 8-K/A.

/s/ Eide Bailly LLP

Denver, Colorado

April 16, 2025